                                    May 7, 2021
SiriusPoint Ltd.
Point House
3 Waterloo Lane
Pembroke, Bermuda HM 08

SiriusPoint Ltd.
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special New York counsel to SiriusPoint Ltd., a Bermuda exempted holding company limited by shares (the “Company”), in connection with the filing today with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the proposed issuance from time to time of (i) common shares of the Company, $0.10 par value per share (the “Common Shares”), (ii) preference shares of the Company, $0.10 par value per share (the “Preference Shares”), (iii) senior debt securities of the Company (the “Debt Securities”) to be issued pursuant to an Indenture (the “Indenture”) to be entered into between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”); (iv) depositary shares representing full or fractional interests in Common Shares or Preference Shares (the “Depositary Shares”) pursuant to a deposit agreement (the “Deposit Agreement”); (v) warrants representing rights to purchase Common Shares, Preference Shares, Depositary Shares, Debt Securities or other securities described in the Registration Statement, or any combination thereof (the “Warrants”), pursuant to one or more warrant agreements (“Warrant Agreements”); (vi) units, consisting of one or more of the other securities described in the Registration Statement in any combination and which may include debt obligations of third parties, including U.S. Treasury securities (“Units”); and (vii) share purchase contracts representing rights to purchase Common Shares, Preference Shares or Depositary Shares (the “Share Purchase Contracts”).
In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Indenture, (b) examined and relied on such corporate or other organizational documents and records of the Company and such certificates of public officials, officers and representatives of the Company and others as we have deemed appropriate for the purposes of such opinions, (c) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials and officers and representatives of the Company and others

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delivered to us and (d) made such investigations of law as we have deemed appropriate as a basis for such opinions.
In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal capacity of all natural persons executing documents, (v) the valid existence and good standing of the Trustee, (vi) the corporate or other power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vii) the due authorization, execution and delivery of the Indenture by the Trustee, (viii) the enforceability of the Indenture against the Trustee, (ix) that the Company (A) has been duly organized under the laws of the jurisdiction of its formation, (B) is validly existing and in good standing under the laws of Bermuda, (C) has the power and authority to execute, deliver and perform its obligations under the Indenture, Deposit Agreement, depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”), Warrants, Warrant Agreements, Units and Share Purchase Contracts and (D) has taken all necessary actions under the laws of Bermuda to duly authorize the execution and delivery of, and performance of its obligations under, the Indenture, Deposit Agreement, Depositary Receipts, Warrants, Warrant Agreements, Units and Share Purchase Contracts and (x) to the extent governed by the laws of Bermuda, the due execution and delivery of the Indenture, Deposit Agreement, each Depositary Receipt, each Warrant, each Warrant Agreements, each Unit and each Share Purchase Contract by the Company.
Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:
1.    When (i) the terms of the Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the board of directors of the Company or a duly authorized committee (the “Board of Directors”), (ii) the terms of the Debt Securities have been duly established in accordance with the Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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2.    When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Deposit Agreement and Depositary Receipts have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv) the Common Shares or Preference Shares, as the case may be, relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable and have been deposited with the Depositary under the applicable Deposit Agreement, and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreements or Share Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued.
3.    When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.    When (i) the terms of the Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all

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necessary action of the Board of Directors, (ii) the terms of the Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii)(a) the Common Shares or Preference Shares, as the case may be, that form a part of the Units have been duly authorized and validly issued and are fully paid and non-assessable, (b) the Indenture relating to the Debt Securities (or undivided beneficial interests therein) that form a part of the Units has been duly authorized, executed and delivered by the Company and the Trustee, as contemplated in paragraph 1 above, (c) the Deposit Agreement or Deposit Agreements relating to the Depositary Shares that form a part of the Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated in paragraph 2 above, (d) the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants that form a part of the Units have been duly authorized, executed, authenticated and delivered as contemplated in paragraph 3 above, (e) the Share Purchase Contracts that form a part of the Units have been duly authorized, executed, authenticated, if required, issued and delivered as contemplated in paragraph 5 below, or (f) the debt obligations of third parties, including U.S. Treasury Securities, that form a part of the Units have been duly authorized, issued and delivered in accordance with their terms, and (iv) the certificates representing the Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Unit and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Units will be validly issued.

5.    When (i) the terms, and the execution and delivery, of the Share Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Share Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Share Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Share Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Share Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Share Purchase Contracts will constitute

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valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, diligence, reasonableness and fair dealing, and standards of materiality.
We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as in effect on the date hereof.
    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of Securities” in the prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
                            Very truly yours,
                            /s/ Debevoise & Plimpton LLP